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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Corporate Name                   Jurisdiction of         Names Under Which
of Subsidiary                    Incorporation           Business Is Conducted
-------------                    -------------           ---------------------

FemOne, Inc.                     California              FemOne, Inc.

FemOne Canada, Inc.              Canada                  FemOne Canada, Inc.

BIOPRO Technology
  Australasia Pty. Ltd.          Australia               BIOPRO Technology
                                                           Australasia Pty. Ltd.